UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

STARK FOCUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-237100	32-0610316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

570 Lexington Avenue, 40th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 348–9369

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, the Board of Directors (the “Board”) of Stark Focus Group, Inc. (the “Company”) unanimously approved, and on September 9, 2026 the holders of a majority of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) approved the Stark Focus Group, Inc. Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan became effective immediately upon approval by the Company’s stockholders.

The Equity Incentive Plan is for the benefit of employees, directors and consultants of the Company and its affiliates. The Equity Incentive Plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards, (iv) stock appreciation rights, (v) performance stock awards, (vi) performance unit awards, (vii) unrestricted stock awards, (viii) distribution equivalent rights, and (ix) any combination of the foregoing. Under the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock that may be subject to an award granted during a fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year, may not exceed $1,000,000 in aggregate value.

Subject to adjustment in accordance with the terms of the Equity Incentive Plan, 5,000,000 shares of Common Stock have been reserved for issuance pursuant to awards under the Equity Incentive Plan. Additionally, on January 1 of each year for a period of five years, commencing on January 1, 2027, the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase by a number of shares such that the aggregate number of shares reserved and available for issuance under the Equity Incentive Plan equals 15% of the total number of shares of Common Stock outstanding at December 31 of the preceding year.

The foregoing summary of the Equity Incentive Plan is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2026, the Company’s Board unanimously approved, and on September 1, 2026 the holders of a majority of the Company’s outstanding shares of Common Stock consented to, a corporate action to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 shares. In connection therewith, on September 9, 2026, the Company filed a Certificate of Amendment (the “Certificate”) to its Articles of Incorporation with the Nevada Secretary of State, with the Certificate becoming effective immediately upon filing.

The foregoing description of the Certificate is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation.
10.1	Stark Focus Group, Inc. Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK FOCUS GROUP, INC.

Date: September 10, 2026	By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Director, Chief Executive Officer, and Chief Financial Officer

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